UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2020

VIRTUSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Turnpike Rd Southborough, Massachusetts	01772
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 389-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VRTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On December 21, 2020, Virtusa Corporation, a Delaware corporation (the “Company”), received written notice from the Committee on Foreign Investment in the United States (“CFIUS”) that it had concluded its review under Section 721 of the Defense Production Act of 1950, as amended, of the previously announced merger of Austin BidCo Inc., a Delaware corporation (“Sub”), with and into the Company pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated September 9, 2020, among the Company, Austin HoldCo Inc., a Delaware Corporation and an entity wholly owned by funds affiliated with Baring Private Equity Asia, and Sub (the “Merger”). CFIUS determined that there are no unresolved national security concerns with respect to the Merger.

Receipt of the CFIUS clearance satisfies a certain condition to the closing of the Merger. The closing of the Merger remains subject to the satisfaction or waiver of the remaining conditions to the Merger set forth in the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2020	Virtusa Corporation

	By:	/s/ Ranjan Kalia
	Name:	Ranjan Kalia
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)